UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 16, 2004
Date of Report
(date of earliest event reported)

SOCKET COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification number)

37400 Central Court
Newark, CA 94560
(Address of principal executive offices, including zip code)

(510) 744-2700
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Item 4. Changes in Registrant's Independent Auditors.

(i) On March 16, 2004, Socket Communications, Inc. (the "Company") dismissed Ernst & Young, LLP ("Ernst & Young") which had previously served as the Company's independent auditors.

(ii) The reports of Ernst & Young on the Company's consolidated financial statements for the fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii) The Audit Committee recommended and the Board of Directors of the Company approved the change of auditors at their respective meetings on March 15, 2004.

(iv) In connection with the audits of the Company's consolidated financial statements for the fiscal years ended December 31, 2002 and 2003 and the subsequent interim period ended March 16, 2004, there were no disagreements between the Company and Ernst & Young on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in their report.

(v) On March 17, 2004, the Company engaged Moss Adams LLP as the Company's independent auditors. The Company did not consult with Moss Adams during the fiscal years ended December 31, 2002 and 2003, and subsequent interim period ended March 16, 2004 on any matter which was the subject of any disagreement or any reportable event or on the application of accounting principles to a specified transaction, either completed or proposed.

(vi) The Company has requested Ernst & Young to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated March 23, 2004 is filed as Exhibit 16 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16: Letter from the Company's prior independent auditors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET COMMUNICATIONS, INC.
(Registrant)

Date: March 23, 2004	By:	/s/ David W. Dunlap
David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer

Exhibit 16: Letter from the Company's prior independent auditors.

March 23, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated March 23, 2004, of Socket Communications, Inc. and are in agreement with the statements contained in paragraphs (i), (ii), (iv) and (vi) on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP